UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 17, 2020

VerifyMe, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-31927	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 S. Clinton Ave., Suite 510, Rochester, New York		14604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(585) 736-9400

_____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Warrants to Purchase Common Stock	VRME VRMEW	The Nasdaq Capital Market The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2020, VerifyMe, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Maxim Group LLC, as representative of the underwriters (the “Representative”), for an underwritten public offering (the “Offering”) of an aggregate of 2,173,913 units (the “Units”) consisting of one share (each a “Share” and collectively, the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and a warrant to purchase one share of Common Stock (each a “Warrant” and collectively, the “Warrants”) at an exercise price equal to $4.60 per share of Common Stock. The public offering price was $4.60 per Unit and the underwriters agreed to purchase 2,173,913 Units at an 8.0% discount to the public offering price. The Company granted the Representative a 45-day option to purchase up to 326,087 Shares and/or Warrants for 326,087 shares of Common Stock to cover over-allotments, if any. The gross proceeds from the Offering are approximately $10.0 million, or approximately $11.5 million if the Representative exercises in full its over-allotment option, before deducting underwriting discounts and commissions and other offering expenses. The Offering closed on June 22, 2020. Also, on June 22, 2020, the Representative partially exercised its over-allotment option to purchase 50,000 Shares and 325,987 Warrants for gross proceeds of approximately $232,759.

Pursuant to the Underwriting Agreement, the Company agreed to issue to the Representative, as a portion of the underwriting compensation payable to the Representative, warrants to purchase up to a total of 173,913 shares of Common Stock (the “Representative’s Warrants”). The Representative’s Warrants are exercisable at $5.06 per share, are initially exercisable 180 days after the effective date of the Offering and have a term of three years from their initial exercise date. Pursuant to the customary FINRA rules, the Representative’s Warrants are subject to a lock-up agreement pursuant to which the Representative will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement.

Pursuant to the Underwriting Agreement, the Company also granted the Representative and Joseph Gunnar & Co., LLC (“Joseph Gunnar”), a co-book running manager, a right of first refusal, for a period of 24 months from the commencement of the Offering, to act as lead managing underwriter and book-runner and/or placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during such period by the Company, or any of the Company’s successors or subsidiaries, on terms customary to each of the Representative and Joseph Gunnar. In the event that both the Representative and Joseph Gunnar exercise their respective right of first refusal as to the same public equity offering, the economic participation between the Representative and Joseph Gunnar for this right of first refusal on such future public equity offering will be 50% to the Representative and 50% to Joseph Gunnar.

The Shares and Warrants were issued pursuant to the Company’s registration statement on Form S-1 (File No. 333-234155), filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 10, 2019, as amended, which was declared effective on June 17, 2020. A final prospectus relating to the Offering was filed with the Commission on June 19, 2020.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Company has agreed to indemnify the underwriters for losses, expenses and damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments the underwriters may be required to make with respect to these liabilities.

Pursuant to the Underwriting Agreement, subject to certain exceptions, the Company, each director and executive officer of the Company and certain of its 3% or greater shareholders have agreed, for a period of 180 days after the closing of the Offering, not to offer, sell, contract to sell, pledge or otherwise dispose of any shares of the Company’s Common Stock or securities convertible into Common Stock, without first obtaining the consent of the Representative. Additionally, twenty-three of the twenty-five holders of senior secured convertible debentures (the “2020 Debentures”), representing $1,792,000 of the $1,992,000 aggregate principal amount of the debentures, and three-year warrants (the “2020 Warrants”) have agreed not to offer, sell, contract to sell, pledge or otherwise dispose of any shares of Common Stock received upon cancelation of the 2020 Warrants, any Shares and Warrants acquired in the Offering upon the automatic conversion of the 2020 Debentures, and any shares of Common Stock underlying such warrants for a period concluding on the earlier to occur of (i) 120 days after the closing of the Offering or (ii) any time after 60 days after the closing of the Offering in the event the shares of the Company’s Common Stock trade above two times the public offering price of the Common Stock sold in the Offering for five consecutive trading days.

Also on June 22, 2020, the Company entered into a Warrant Agent Agreement (the “Warrant Agreement”) with West Coast Stock Transfer, Inc. pursuant to which West Coast Stock Transfer, Inc. agrees to act as warrant agent with respect to the Warrants.

The foregoing summaries of the Underwriting Agreement, the Representative’s Warrant and the Warrant Agreement do not purport to be complete and are qualified in their entirety by such documents attached hereto as Exhibits 1.1, 4.1 and 4.2, respectively, each incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On June 22, 2020, immediately upon the closing of the Offering, the Company cancelled twenty-three of twenty-five of the 2020 Warrants previously issued in connection with the Company’s private placement completed on March 6, 2020, and issued to the holders of the cancelled warrants an aggregate of 179,200 shares of Common Stock. 2020 Warrants to purchase an aggregate of 81,522 shares of Common Stock at an exercise price of $4.59 per share remain outstanding. Also, immediately upon the closing of the Offering, the 2020 Debentures previously issued in connection with the private placement were automatically converted into an aggregate of 637,513 Shares and 573,479 Warrants at a conversion price of $3.22 per Unit. The securities described above issued to the holders upon the closing of the Offering were issued in reliance upon exemptions from registration requirements pursuant to Section 3(a)(9) of the Securities Act, and/or Section 4(a)(2) of the Securities Act, and the rules promulgated thereunder, and pursuant to applicable state securities laws and regulations, relative to transactions by an issuer not involving a public offering.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 17, 2020, the Company filed a Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, with the Nevada Secretary of State to effect a 50-to-1 reverse stock split of the Company’s issued and outstanding Common Stock and treasury stock, effective at 12:01 a.m. Eastern Time on June 18, 2020 (the “Reverse Stock Split”). The Reverse Stock Split does not affect the total number of shares of Common Stock that the Company is authorized to issue.

The foregoing summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On June, 18, 2020, in connection with the Offering described in Item 1.01, the Company’s Common Stock and the Warrants began trading on The Nasdaq Capital Market (“Nasdaq”) under the trading symbols “VRME” and “VRMEW,” respectively.

The Company issued a press release on June 17, 2020 announcing the pricing of the Offering, the Reverse Stock Split and the Nasdaq listing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Company issued a press release on June 22, 2020 announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated June 17, 2020 between the Company and Maxim Group LLC, as representative of the underwriters
3.1	Certificate of Amendment to Amended and Restated Articles of Incorporation
4.1	Form of Representative’s Warrant
4.2	Warrant Agent Agreement dated June 22, 2020 between the Company and West Coast Stock Transfer, Inc.
99.1	Pricing press release dated June 17, 2020
99.2	Closing press release dated June 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VerifyMe, Inc.

Date: June 22, 2020	By:	/s/ Patrick White
Patrick White
President and Chief Executive Officer